UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 11, 2008

STERLING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	0-20800 (Commission File Number)	91-1572822 (I.R.S. Employer Identification No.)
111 North Wall Street, Spokane, Washington 99201
(Address of principal executive offices) (Zip Code)
(509) 458-3711
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On August 11, 2008 Sterling Financial Corporation (“Sterling”) entered into an Amended and Restated Employment Agreement (each an “Amended Agreement”) with each of the following executive officers of Sterling: Harold B. Gilkey, Chairman of the Board, President and Chief Executive Officer of Sterling; Heidi B. Stanley, Vice Chair, President and Chief Executive Officer of Sterling’s wholly owned subsidiary Sterling Saving Bank, and Daniel G. Byrne, Executive Vice President and Chief Financial Officer of Sterling (collectively, the “Executive Officers”). The Amended Agreements replace the employment agreements by and between Sterling and Mr. Gilkey, Ms. Stanley, and Mr. Byrne, dated March 19, 2005, July 1, 1999, and July 1, 1999, respectively (each an “Original Agreement”).
     One of the main reasons for entering into the Amended Agreements was to provide continuity of management during this challenging period of time within the financial industry. The Amended Agreements also modify certain provisions of the Original Agreements that will apply during the Executive Officers’ retirement to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations or other guidance promulgated thereunder. Specifically, the provisions regarding the continuation of certain perquisites and welfare benefits were modified to comply with the reimbursement and in kind benefit requirements of Section 409A of the Code, including placing caps on certain amounts reimbursable to the Executive Officers under the Original Agreements, and a requirement was added that the Executive Officers must be constructively discharged following a Change in Control before they can terminate their employment and receive Change in Control benefits.
     Other modifications to the terms of employment for the Executive Officers include the following:
     Harold B. Gilkey. The termination date of Mr. Gilkey’s employment agreement has been extended from December 31, 2009 to December 31, 2013. Mr. Gilkey’s Amended Agreement maintains his base salary at its current level of $650,000 per year and also provides him with a retention grant of 40,000 shares of restricted in each fiscal year in which he is employed with the Company. The Amended Agreement also revises the definition of a Constructive Discharge to include the assignment of inferior duties, a base compensation reduction, a relocation or other material breach of the Amended Agreement. The definition of a Change in Control has also been revised to include a change of ownership, a change in effective control or a change in the ownership of a substantial portion of the assets, as those terms are defined in the Amended Agreement. Upon termination by Sterling without Cause or by Mr. Gilkey for Constructive Discharge following a Change in Control, Mr. Gilkey is also entitled to a continued automobile allowance, in addition to the payment for termination that he was previously entitled to under the Original Agreement. Under the Amended Agreement, Mr. Gilkey is no longer entitled to receive three percent of the gross amount of a settlement or judgment in Sterling’s goodwill lawsuit against the United States government.
     Heidi B. Stanley and Daniel G. Byrne. Under their respective Original Agreements, Ms. Stanley and Mr. Byrne were employed at will and entitled to receive compensation equal to three times their annual compensation upon a termination occurring for any reason within three years after a Change in Control, as that term was defined in the Original Agreement. The Amended Agreements provide for the terms of their employment until December 31, 2013 and sets their base salary at $425,000 and $276,000 per annum, respectively. The Amended Agreements also provide for payment of Ms. Stanley’s and Mr. Byrne’s base salary for a severance period of three years if the termination is due to death, disability, Constructive Discharge or a without Cause termination. The Amended Agreements define a Constructive Discharge to include the assignment of inferior duties, a base compensation reduction, a relocation or other material breach of the Amended Agreement, and define a Change in Control to include a change of ownership, a change in effective control or a change in the ownership of a substantial portion of the assets, as those terms are defined in the Amended Agreements. Upon termination by Sterling without Cause or by Ms. Stanley or Mr. Byrne for Constructive Discharge following a Change in Control, Ms. Stanley and Mr. Byrne are entitled to a single payment equal to: any earned but unpaid base salary and incentive bonus amounts; applicable benefits pursuant to Sterling’s benefit programs; an amount equal to the base salary and incentive bonus that the executives would have earned if employed for the three-year period following termination; and an amount equal to Sterling’s contribution to which the executives would have been entitled to under Sterling’s 401(k) Plan if the executives had continued working for the three-year period following termination. All stock options and inventive awards will also become fully vested and exercisable for the three-year period following such termination and the executives are entitled to a continuation of their automobile allowance for the same three-year period.
     For additional information regarding the terms of the Executive Officers’ employment, reference is made to the Amended Agreements, which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) The following exhibits are filed herewith:

Exhibit No.	Exhibit Description

10.1	Amended and Restated Employment Agreement by and between Sterling Financial Corporation and Harold B. Gilkey.

10.2	Amended and Restated Employment Agreement by and between Sterling Financial Corporation and Heidi B. Stanley.

10.3	Amended and Restated Employment Agreement by and between Sterling Financial Corporation and Daniel G. Byrne.

S I G N A T U R E
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING FINANCIAL CORPORATION (Registrant)
August 11, 2008	By:	/s/ Daniel G. Byrne
Date		Daniel G. Byrne
Executive Vice President, Assistant Secretary, and Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Amended and Restated Employment Agreement by and between Sterling Financial Corporation and Harold B. Gilkey.

10.2	Amended and Restated Employment Agreement by and between Sterling Financial Corporation and Heidi B. Stanley.

10.3	Amended and Restated Employment Agreement by and between Sterling Financial Corporation and Daniel G. Byrne.